                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 1, 1997


                               WEST COAST BANCORP


             (Exact name of registrant as specified in its charter)


                                     OREGON
                 (State or other jurisdiction of incorporation)


              0-10997                              93-0773000
              -------                              ----------
     (Commission File Number)           IRS Employer Identification No.


                          5335 SW Meadows Rd, Suite 201
                              Lake Oswego, OR 97035
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (503) 684-0884

ITEM 5. OTHER EVENTS


         On February 10, 1997, West Coast Bancorp, Lake Oswego, Oregon ("Bancorp") announced the reorganization of its senior management to modify its Co-Presidency structure, appointing Victor L. Bartruff as President and Chief Executive Officer and Rodney B. Tibbatts, Executive Vice President and Director of Corporate Development.

         Messrs. Bartruff and Tibbatts have shared the position of President and Chief Executive Officer of Bancorp since the merger of equals on February 28, 1995 between West Coast Bancorp, Newport, Oregon with and into Commercial Bancorp, Salem, Oregon, with Commercial as the surviving corporation, operating under the name of "West Coast Bancorp". Mr. Bartruff had also been serving as President and Chief Executive Officer of The Bank of Newport, one of Bancorp's wholly owned subsidiaries. A new President and Chief Executive Officer of The Bank of Newport, has been hired, which will allow Mr. Bartruff to focus full-time on the progress of all Bancorp affiliates and the holding company. The change in management was effective February 1, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

         (a)      Financial Statements:  Not Applicable

         (b)      Pro forma Financial Information :  Not Applicable

         (c)      Exhibits.


                  (99) Press Release dated February 10, 1997 issued by Bancorp announcing the reorganization of senior management.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   February 13, 1997


                                       WEST COAST BANCORP


                                       By   \s\ Donald A. Kalkofen
                                         ------------------------------------
                                       Donald A. Kalkofen, Senior Vice President and Chief Financial Officer